EXHIBIT 21.1
Subsidiaries of Perot Systems Corporation

JURISDICTION OF
SUBSIDIARY	INCORPORATION
Advanced Receivables Strategy, Inc.	Delaware
Health Systems Design Corp.	California
Hospital Revenue Associates LLC	Delaware
J.J. Wild, Inc.	Massachusetts
Kay Software, Inc.	California
perot.com inc.	Delaware
Perot Systems A.G.	Switzerland
Perot Systems Asia Pacific Pte Ltd.	Singapore
Perot Systems BPS, LLC	Delaware
Perot Systems Business Process Solutions, Inc.	Texas
Perot Systems Business Process Solutions India Private Limited	India
Perot Systems B.V.	The Netherlands
Perot Systems (Canada) Corporation	Canada
Perot Systems Communication Services, Inc.	Delaware
Perot Systems (Czech Republic) s.r.o.	Czech Republic
Perot Systems Europe (Energy Services) Limited	England & Wales
Perot Systems Europe Limited	England & Wales
Perot Systems FS Limited Partnership	Texas
Perot Systems GmbH	Germany
Perot Systems Government Healthcare Solutions, Inc.	Delaware
Perot Systems Government Services, Inc.	Virginia
Perot Systems Government Solutions, Inc.	Delaware
Perot Systems Healthcare Services LLC	Delaware
Perot Systems Holdings Pte Ltd.	Singapore
Perot Systems Hong Kong Limited	Hong Kong
Perot Systems India Foundation	India
Perot Systems Investments B.V.	The Netherlands
Perot Systems (Japan) Ltd.	Japan
Perot Systems Luxembourg S.a.r.l.	Luxembourg
Perot Systems México, S. de R.L. de C.V.	Mexico
Perot Systems Nederland BV	The Netherlands
Perot Systems The Philippines, Inc.	The Philippines
Perot Systems Romania SRL	Romania
Perot Systems S.A.S.	France
Perot Systems Services Mexico, S.C.	Mexico
Perot Systems (Shanghai) Consulting Co., Ltd.	Republic of China
Perot Systems S.r.l.	Italy
Perot Systems TSI (America), Inc.	Delaware
Perot Systems TSI (Bermuda) Ltd.	Bermuda
Perot Systems TSI (Germany) GmbH	Germany
Perot Systems TSI (Hungary) Liquidity Management LLC	Hungary
Perot Systems TSI (India) Limited	India
Perot Systems TSI (Malaysia) Sdn.Bhd	Malaysia
Perot Systems TSI (Mauritius) Pvt. Ltd.	Mauritius
Perot Systems TSI (Middle East) FZ-LLC	Dubai-United Arab Emirates
Perot Systems TSI (Netherlands) B.V.	The Netherlands
Perot Systems TSI (Singapore) Pte. Ltd.	Singapore
Perot Systems TSI (Switzerland) GmbH	Switzerland
Perot Systems TSI (UK) Ltd.	England & Wales
Persys Ireland Limited	Republic of Ireland
Persys TSI (Ireland) Limited	Ireland

JURISDICTION OF
SUBSIDIARY	INCORPORATION
Protega Services, LLC	Virginia
PrSM Corporation	Tennessee
PS BP Services LLC	Delaware
PS eServ Corp.	Delaware
PSC GP Corporation	Delaware
PSC Healthcare Software, Inc.	Delaware
PSC LP Corporation	Delaware
PSC Management Limited Partnership	Texas
PSC Security, Inc.	Delaware
QSS Group, Inc.	Maryland
Queequeg A.G.	Switzerland
Solutions Consulting LLC	Delaware
Technical Management, Inc.	Nebraska
The Technical Resource Connection, Inc.	Delaware
Third Party Administration Group, Inc.	Nebraska
Transaction Applications Group, Inc.	Nebraska
TXZ Holding Company Limited	Bermuda
Vision Business Process Solutions, Inc.	Delaware